UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 8, 2024

AGEAGLE AERIAL SYSTEMS INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36492	88-0422242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8201 E. 34th Cir N Wichita, Kansas	67226
(Address of Principal Executive Offices)	(Zip Code)

(620) 325-6363

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UAVS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item1.01. Entry into a Material Definitive Agreement.

Amendment to Series F Convertible Preferred Stock Securities Purchase Agreement

As previously reported in a Current Report on Form 8-K filed on June 30, 2022 (the “June 2022 Form 8-K”), AgEagle Aerial Systems Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”), as subsequently amended, with Alpha Capital Anstalt (“Alpha”), pursuant to which Alpha purchased 10,000 shares of the Company’s Series F 5% Convertible Preferred Stock (the “Series F Convertible Preferred”) and warrants. The SPA provides that Alpha has the right, subject to certain conditions, including shareholder approval, to purchase up to an additional $25,000,000 of shares of Series F Convertible Preferred and Warrants in minimum aggregate subscription tranches of $2,000,000.

On February 8, 2024, the Company and Alpha entered into an Amendment Agreement to the SPA (the “Series F Amendment Agreement”) to lower the minimum aggregate subscription amount from $2,000,000 to $1,000,000.

The foregoing descriptions of the SPA and the Series F Amendment Agreement do not purport to be complete and are qualified in their entirety by references to the SPA filed as Exhibit 10.1 to the June 2022 Form 8-K, and to the Series F Amendment Agreement filed as Exhibit 10.1 to this Current Report, respectively, and incorporated by reference herein.

Exchange of 8% Original Issue Discount Promissory Note

As previously disclosed in a Current Report on Form 8-K filed on December 6, 2022, the Company and Alpha, entered into a Securities Purchase Agreement, pursuant to which the Company issued to Alpha an 8% original issue discount promissory note (the “Original Note”) in the aggregate principal amount of $3,500,000. As disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, the Company and Alpha amended the Original Note on August 14, 2023 (the “Note Amendment Agreement”) increasing the principal amount of the Original Note to $4,095,000, and modifying the timing of, and cure periods for, an Event of Default (defined in the Original Note) under the Original Note. As disclosed in a Current Report on Form 8-K filed on October 6, 2023 (the “October 2023 Form 8-K”), the Company and Alpha amended the Original Note on October 5, 2023 (the “Second Amendment”), which among other things, increased the principal amount of the Original Note by $595,000 and deferred payments and amortization payments due pursuant to the Original Note. The Second Amendment also partially waives the Event of Default in Section 3 (a)(vii) of the Original Note as a result of the resignation of a majority of the officers listed therein.

On February 8, 2024, the Company and Alpha entered into a Securities Exchange Agreement (the “Exchange Agreement”), pursuant to which the parties agreed to exchange the Original Note for a Convertible Note due January 8, 2024 in the principal amount of $4,849,491 (the “Convertible Note”), convertible into Common Stock at the initial conversion price of $0.10 per share of Common Stock, subject to adjustment based on the effectiveness of the Company’s anticipated reverse stock split, as described therein.

Pursuant to the terms of the Exchange Agreement, for so long as the Convertible Note is outstanding, the Company will not, without Alpha’s consent, issue any Common Stock or Common Stock Equivalents (as defined in the Exchange Agreement) to officers, directors, and employees of the Company unless such issuance is an Exempt Issuance (as defined in the Exchange Agreement). In addition, for so long as the Convertible Note is outstanding, the Company will not amend the terms of any securities or Common Stock Equivalents or of any agreement outstanding or in effect as of the date of the Exchange Agreement pursuant to which same were or may be acquired nor amend the terms of the most recent Form S-1 registration statement, as amended, included in the SEC Reports (as defined in the Exchange Agreement), nor issue any Common Stock or Common Stock Equivalents, without Alpha’s consent, if such issuance or the result of such amendment would be at an effective price per share of Common Stock less than the Conversion Price (as defined in the Convertible Note) in effect at the time of such issuance or amendment.

Assuming the full conversion of the Convertible Note, including principal and interest through January 8, 2024, the total number of shares issuable (at the initial Conversion Price of $0.10) would be up to 52,162,560 shares of Company Common Stock, which amount would be in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock on the closing date. The Company must submit a proposal to its shareholders at its next shareholder meeting to obtain shareholder approval of the issuance of all of the Conversion Shares issuable under the Convertible Note and all adjustments of the Conversion Price under the Convertible Note that would result in the issuance of more than 19.99% of the issued and outstanding shares of Common Stock on the closing date. The Company shall use its best efforts to obtain such shareholder approval. If the Company does not obtain shareholder approval at the first meeting, the Company shall seek shareholder approval at every subsequent meeting of the shareholders until the earlier of the date shareholder approval is obtained or the Convertible Note is no longer outstanding.

The foregoing description of the Note Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the Note Amendment Agreement, filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 and incorporated by reference herein.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, filed as Exhibit 10.1 to the October 2023 Form 8-K and is incorporated by reference herein.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, which is filed as Exhibit 10.2 to this Current Report and incorporated by reference herein.

Each of the Series F Amendment Agreement, the Exchange Agreement and the Convertible Note have been approved by the Company’s Board of Directors and the Audit Committee of the Board of Directors. The closing of the transactions pursuant to the Exchange Agreement is subject to completion of the closing conditions set forth therein, including, without limitation, the authorization of the Supplemental Listing Application by the NYSE American.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As disclosed above, on February 8, 2024, the Company issued the Convertible Note, which is convertible into shares of the Company’s Common Stock at an initial conversion price of $0.10 per share of Common Stock, subject to adjustment based on the effectiveness of the Company’s anticipated reverse stock split, and as otherwise described therein. The principal amount of the Convertible Note will be $4,849,491, comprised of (i) the initial principal amount of the Original Note of $3,500,000, (ii) the additional $595,000 in principal added pursuant to the Note Amendment, (iii) $192,111 in accrued interest at the rate of 8% from December 6, 2022 through August 13, 2023 on the original principal amount of $3,500,000, (iv) $152,880 in accrued interest at the rate of 8% from August 14, 2023 through February 8, 2024 on the original principal amount of $4,095,000, and (iv) an additional principal amount of $409,500. The Convertible Note accrues interest at 12 % per annum.

Interest on the Convertible Note accrues at 12% per annum, and is increased to the lesser of 18% per annum or the maximum rate permitted under applicable law upon an Event of Default as defined under the Convertible Note. Commencing April 1, 2024, and on the first business day of each calendar month thereafter, the Company shall pay $484,949, plus any accrued but unpaid interest, with any remaining principal plus accrued interest payable in full upon the Maturity Date (each, an “Amortization Payment”). Each Amortization Payment shall be paid in cash pursuant to instructions provided by Alpha, unless Alpha, in its sole discretion decides to receive Conversion Shares in lieu of a cash payment.

The Convertible Note, including interest accrued, shall be convertible, in whole or in part, into shares of common stock at Alpha’s option, at any time and from time to time, subject to a 9.99% beneficial owner conversion limitation of the Company’s issued and outstanding Common Stock. Upon the effectiveness of the 20-for -1 reverse split that has been announced by the Company, the Conversion Price will be reduced, but not increased, to the VWAP (as defined in the Convertible Note) for the five (5) Trading Days (as defined in the Convertible Note) immediately following the date the reverse split is effective.

The Convertible Note includes customary adjustments to the Conversion Price including in the event of stock dividends, stock splits, rights offerings and pro rata distributions. The Convertible Note also provides for anti-dilution protection in the event of a subsequent equity sale by the Company while the Convertible Note is outstanding whereby the issuance of such equity is at an effective price (the “Base Conversion Price”) that is lower than the Conversion Price. In such event, the Conversion Price shall be reduced to equal the Base Conversion Price.

The foregoing description of the Convertible Note does not purport to be complete and is qualified in its entirety by reference to the Convertible Note, which is filed as Exhibit 10.3 to this Current Report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Series F Amendment Agreement
10.2	Securities Exchange Agreement
10.3	Convertible Promissory Note
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGEAGLE AERIAL SYSTEMS INC.

	By:	/s/ Mark DiSiena
	Name:	Mark DiSiena
	Title:	Chief Financial Officer
Dated: February 8, 2024